Globe Specialty Metals Announces Fourth Quarter and Full Year Fiscal 2010 Results and a Dividend of $0.15 per Common Share

New York, September 16, 2010 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announces results for the quarter and fiscal year ended June 30, 2010.  Key points are as follows:

•
Net sales for the fourth quarter ended June 30, 2010 were up 30%, to $146.4 million, and shipments increased 30% to 62,207 MT, from our third quarter ended March 31, 2010.  Core Metals Group, acquired on April 1, 2010, accounted for 61% of the increase in sales and 68% of the increase in shipments.  Net sales and shipments increased 79% and 93%, respectively, from the quarter ended June 30, 2009.

•
Net income attributable to GSM for the fourth quarter was $6.6 million, compared to $0.5 million in our third quarter and $1.6 million in the fourth quarter of last year.   Diluted earnings per share were $0.09 in the fourth quarter, compared to $0.01 per share in our third quarter and $0.02 per share in the fourth quarter of last year.

•	Other than maintenance outages, we are currently running all of our silicon metal and silicon-based alloy furnaces at full capacity. Customer demand remains strong.

•
The Board of Directors today approved an annual dividend of $0.15 per common share. The dividend is payable October 29, 2010, to stockholders of record as of October 15, 2010. This dividend represents an aggregate cash payment of $11.1 million to our stockholders. The Company is initiating this dividend based on its historical earnings and expectations for continued earnings growth. We believe our expected future free cash flow, modest debt levels and net cash balance are sufficient to fund a dividend of this amount and provide adequate financial flexibility to support our growth initiatives. In the future, we intend to continue to consider declaring dividends on an annual basis, subject to reviewing our earnings and then current circumstances.

Diluted earnings per share on a comparable basis were as follows:

	FY 2010		FY 2009	Full Year
	Fourth Quarter	Third Quarter	Fourth Quarter	FY 2010	FY 2009
Reported Diluted EPS	$0.09	0.01	0.02	$0.46	(0.65)
Goodwill and intangible asset impairment	-	-	-	-	1.01
Loss (gain) on sale of business	0.04	-	-	(0.14)	-
Tax rate adjustment	(0.03)	0.01	-	-	-
Niagara Falls and Selma startup costs	0.02	0.02	-	0.08	-
Transaction expenses	-	0.01	-	0.01	0.02
Inventory write-down and restructuring charges	-	-	-	0.01	0.10
Power adjustment	(0.01)	-	0.01	-	0.01
Diluted EPS, excluding above items	$0.11	0.05	0.03	$0.42	0.49

Fourth quarter results were negatively impacted by $3.2 million of after-tax costs for retained liabilities related to a disposed business, which partially reduced a prior gain, and $1.9 million of after-tax start-up related costs for the Niagara Falls, NY plant.  Results were positively impacted by a reduction in our tax rate in the fourth quarter due to certain state tax credits, which resulted in a $2.1 million benefit in our provision for income taxes, and a $1.0 million retroactive adjustment to power costs.  The increase in diluted EPS, excluding the above items, from $0.05 per share in our third quarter to $0.11 per share in our fourth quarter is primarily due to the acquisition of Core Metals Group, as well as a higher volume of shipments and a modest increase in average selling prices in our existing businesses, partially offset by higher variable compensation expense.

Shipments in the fourth quarter increased 30% from the preceding quarter as a result of improving demand from our end markets and the Core Metals Group acquisition. As expected, our average selling price, including Core Metals Group, declined by 4% from the preceding quarter, with a 2% increase in silicon metal offset by an 8% decrease in silicon-based alloys. The decline in the silicon-based alloy average selling price was a result of the acquisition of Core Metals Group, which increased our mix of ferrosilicon, our lowest priced alloy, which also has our lowest cost of production. The increase in the average selling price of silicon metal was primarily a result of a greater percentage of sales coming from annual contracts and spot pricing.

Fourth quarter EBITDA was $14.6 million, compared to $8.8 million in our third quarter and $11.9 million in the fourth quarter of last year. Fourth quarter EBITDA, excluding the items listed below, was $19.4 million.  EBITDA on a comparable basis was as follows:
	FY 2010		FY 2009	Full Year
	Fourth Quarter	Third Quarter	Fourth Quarter	FY 2010	FY 2009
Reported EBITDA	$14,606	8,844	11,895	$79,533	(7,750)
Goodwill and intangible asset impairment	-	-	-	-	69,704
Loss (gain) on sale of business	3,192	-	-	(19,715)	-
Niagara Falls and Selma startup costs	3,105	2,975	-	9,972	-
Transaction expenses	140	521	-	661	2,527
Inventory write-down and restructuring charges	-	-	324	604	7,457
Power adjustment	(1,625)	-	1,026	(487)	1,026
EBITDA, excluding above items	$19,418	12,340	13,245	$70,568	72,964

For the year ended June 30, 2010, the Company posted net income attributable to GSM shareholders of $34.1 million, or $0.46 a diluted share, compared to a net loss of $42.0 million, or $0.65 per diluted share, in the prior year. Last year’s results included an after-tax impairment charge of $65.3 million. EBITDA for the year ended June 30, 2010 was $79.5 million, compared to a loss of $7.8 million in the comparable period of the prior year.

We expect sales volumes to decrease modestly in our fiscal first quarter of 2011 as a result of planned maintenance outages.  This is expected to lead to a modest decrease in sales and earnings in the fiscal first quarter of 2011.  Other than maintenance outages, we expect to continue to operate at full capacity.

Capital expenditures were $6.5 million in the fourth quarter and $22.9 million for the full fiscal year. We expect a modest increase in capital expenditures in our fiscal first and second quarters of 2011 for planned maintenance outages.

Cash and cash equivalents totalled $157.0 million at June 30, 2010 and total debt was $41.1 million. Cash provided by operating activities was $8.4 million in the fourth quarter.

Globe CEO Jeff Bradley commented, “We are pleased with the results and expect demand from the markets we serve to remain solid.  Our Niagara Falls plant is now running at expected output levels and we have instituted a rigorous maintenance schedule for all our plants to improve operating efficiency and reduce costs.  Our recent acquisition of Core Metals Group has proved significantly accretive, making a meaningful contribution to our sales and earnings, as well as to our overall operational capabilities.”  Bradley continued, “We expect a modest decline in shipments and earnings in our first fiscal quarter of 2011 due to planned maintenance outages. In the subsequent quarters, we expect continued growth in volume and earnings, with the most meaningful increase coming at the beginning of calendar 2011 when our existing low-priced silicon metal contracts expire. We also anticipate positive benefits from the improving ferrosilicon market and the completion of our planned outages.”

Conference Call

Globe will review fourth quarter results during its quarterly conference call tomorrow, September 17, 2010, at 9:00 a.m. Eastern Daylight Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526. Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the September 17, 2010 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

EBITDA

EBITDA is a non-GAAP measure.

We have included EBITDA to provide a supplemental measure of our performance which we believe is important because it eliminates items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. A reconciliation of EBITDA to net income (loss) is provided in the attached financial statements.

Source: Globe Specialty Metals, Inc.

CONTACTS: Globe Specialty Metals, Inc.
Mal Appelbaum, 212-798-8123
Chief Financial Officer
Email: mappelbaum@glbsm.com
Or Jeff Bradley, 212-798-8122 Chief Executive Officer Email: jbradley@glbsm.com

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,	June 30,
	2010	2010	2009
Assets
Current assets:
Cash and cash equivalents	$157,029	219,787	61,876
Accounts receivable, net of allowance for doubtful accounts	55,907	45,325	24,094
Inventories	87,163	62,983	67,394
Prepaid expenses and other current assets	23,809	21,826	24,675
Total current assets	323,908	349,921	178,039
Property, plant, and equipment, net	219,267	189,404	217,507
Goodwill	52,025	51,837	51,828
Other intangible assets	477	477	1,231
Investments in unconsolidated affiliates	8,185	8,288	7,928
Deferred tax assets	71	49	1,598
Other assets	3,212	2,290	15,149
Total assets	$607,145	602,266	473,280

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,298	36,592	21,341
Current portion of long-term debt	10,092	8,571	16,561
Short-term debt	24,067	35,859	6,688
Accrued expenses and other current liabilities	35,832	29,806	46,725
Total current liabilities	117,289	110,828	91,315
Long-term liabilities:
Long-term debt	6,920	10,609	36,364
Deferred tax liabilities	6,645	15,032	18,890
Other long-term liabilities	17,462	14,658	15,359
Total liabilities	148,316	151,127	161,928
Stockholders’ equity:
Common stock	7	7	7
Additional paid-in capital	390,354	389,019	303,364
Retained earnings	38,761	32,152	4,660
Accumulated other comprehensive loss	(4,438)	(3,671)	(3,644)
Treasury stock at cost	(4)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	424,680	417,503	304,383
Noncontrolling interest	34,149	33,636	6,969
Total stockholders’ equity	458,828	451,139	311,352
Total liabilities and stockholders’ equity	$607,144	602,266	473,280

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended		Three Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	March 31, 2010	June 30, 2009

Cash flows from operating activities:
Net income (loss)	$34,268	(45,384)	$7,122	1,045	1,257
Adjustments to reconcile net income (loss)
to net cash (used in) provided by operating activities:
Depreciation and amortization	20,672	19,807	5,804	5,055	5,067
Share-based compensation	5,712	6,395	1,221	1,260	1,691
(Gain) loss on sale of business	(19,715)	-	3,192	-	-
Goodwill and intangible asset impairment	-	69,704	-	-	-
Deferred taxes	(8,123)	4,735	(8,049)	-	8,812
Changes in operating assets and liabilities:
Accounts receivable, net	(29,029)	29,449	(3,241)	(8,709)	6,783
Inventories	(16,326)	(6,463)	(10,784)	(8,526)	8,965
Prepaid expenses and other current assets	6,984	(6,889)	6,993	(9,422)	(5,128)
Accounts payable	28,290	(20,499)	5,721	953	659
Accrued expenses and other current liabilities	(13,438)	18,487	571	3,274	1,573
Other	(28,550)	(5,328)	(149)	(28,933)	2,696
Net cash (used in) provided by operating activities	(19,255)	64,014	8,401	(44,003)	32,375
Cash flows from investing activities:
Capital expenditures	(22,901)	(51,437)	(6,469)	(6,517)	(4,930)
Sale of business, net of cash disposed	60,559	-	2,114	-	-
Acquisition of business, net of cash acquired	(53,084)	(74)	(53,084)	-	-
Held-to-maturity treasury securities	-	2,987	-	-	-
Other investing activities	(733)	339	-	-	-
Net cash used in investing activities	(16,159)	(48,185)	(57,439)	(6,517)	(4,930)
Cash flows from financing activities:
Sale of noncontrolling interest	97,917	-	(412)	-	-
Proceeds from warrants exercised	1,287	833	-	-	-
Proceeds from UPOs exercised	210	-	-	-	-
Net payments of long-term debt	(21,918)	(16,163)	(2,168)	(3,192)	(5,307)
Net borrowings (payments) of short-term debt	17,378	(11,878)	(11,792)	21,846	(4,978)
Sale of common stock	36,456	-	-	-	-
Other financing activities	(770)	(746)	617	(583)	(271)
Net cash provided by (used in) financing activities	130,560	(27,954)	(13,755)	18,071	(10,556)
Effect of exchange rate changes on cash and cash equivalents	7	7	35	5	(35)
Net increase (decrease) in cash and cash equivalents	95,153	(12,118)	(62,758)	(32,444)	16,854
Cash and cash equivalents at beginning of period	61,876	73,994	219,787	252,231	45,022
Cash and cash equivalents at end of period	$157,029	61,876	$157,029	219,787	61,876

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,870	6,932	$672	479	1,195
Cash paid for income taxes, net of refunds	51,709	10,785	1,297	46,808	1,543

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended		Three Months Ended			Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net sales	$472,658	426,291	$146,436	112,486	81,681	$258,922	157,827
Cost of goods sold	390,093	330,036	123,006	99,135	68,047	222,141	130,941
Selling, general, and administrative expenses	47,875	56,322	12,002	10,008	12,122	22,010	22,622
Research and development	200	1,394	49	36	272	85	518
Restructuring charges	(81)	1,711	-	-	324	-	1,711
(Gain) loss on sale of business	(19,715)	-	3,192	-	-	3,192	-
Goodwill and intangible asset impairment	-	69,704	-	-	-	-	144
Operating income (loss)	54,286	(32,876)	8,187	3,307	916	11,494	1,891
Other income (expense):
Interest income	318	729	113	4	99	117	176
Interest expense, net of capitalized interest	(4,372)	(6,947)	(956)	(997)	(1,351)	(1,953)	(2,778)
Foreign exchange gain (loss)	3,811	2,202	589	(64)	5,163	525	5,628
Other income	764	3,117	26	546	749	572	1,611
Income (loss) before provision for income taxes	54,807	(33,775)	7,959	2,796	5,576	10,755	6,528
Provision for income taxes	20,539	11,609	837	1,751	4,319	2,588	5,235
Net income (loss)	34,268	(45,384)	7,122	1,045	1,257	8,167	1,293
(Income) losses attributable to noncontrolling interest, net of tax	(167)	3,403	(513)	(529)	381	(1,042)	1,282
Net income (loss) attributable to Globe Specialty Metals, Inc.	$34,101	(41,981)	$6,609	516	1,638	$7,125	2,575
Weighted average shares outstanding:
Basic	73,512	64,362	74,333	74,320	66,944	74,327	65,437
Diluted	74,770	64,362	75,849	75,570	66,944	75,710	66,920
Earnings (loss) per common share:
Basic	$0.46	(0.65)	$0.09	0.01	0.02	$0.10	0.04
Diluted	0.46	(0.65)	0.09	0.01	0.02	0.09	0.04

EBITDA:
Net income (loss)	$34,268	(45,384)	$7,122	1,045	1,257	$8,167	1,293
Provision for income taxes	20,539	11,609	837	1,751	4,319	2,588	5,235
Net interest expense	4,054	6,218	843	993	1,252	1,836	2,602
Depreciation and amortization	20,672	19,807	5,804	5,055	5,067	10,859	9,874
EBITDA	$79,533	(7,750)	$14,606	8,844	11,895	$23,450	19,004

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Twelve Months Ended		Three Months Ended			Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Shipments in metric tons:
Silicon metal	118,327	100,461	32,925	30,681	20,088	63,606	38,652
Silicon-based alloys	76,144	59,554	29,282	17,003	12,094	46,285	21,823
Total shipments*	194,471	160,015	62,207	47,684	32,182	109,891	60,475

Average selling price ($/MT):
Silicon metal	$2,508	2,564	$2,435	2,380	2,594	$2,408	2,579
Silicon-based alloys	1,945	2,374	1,844	2,011	2,044	1,905	2,235
Total*	$2,288	2,493	$2,157	2,248	2,388	$2,196	2,455
Average selling price ($/lb.):
Silicon metal	$1.14	1.16	$1.10	1.08	1.18	$1.09	1.17
Silicon-based alloys	0.88	1.08	0.84	0.91	0.93	0.86	1.01
Total*	$1.04	1.13	$0.98	1.02	1.08	$1.00	1.11

* Excludes by-products